Exhibit 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made and entered into as of the 1st day of March, 1998, by and between LandAmerica Financial Group, Inc., a Virginia corporation (the "Company"), and John M. Carter (the "Executive").

                                   WITNESSETH:

         WHEREAS, effective on or around March 1, 1998, the Executive was promoted to Executive Vice-President Law and Employee Relations; and

         WHEREAS, the Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to maintain the services of the Executive for the benefit of the Company and to encourage the Executive's full attention and dedication to the Company and to provide the Executive with compensation and benefits arrangements which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement, the Company and the Executive agree as follows:

         1. Certain Definitions. (a) The term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                  (b) Every capitalized term used herein, but not otherwise defined herein, shall have the meaning ascribed to such term in the Stock Purchase Agreement.

         2. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for the period commencing on March 1, 1998 and ending on the first anniversary thereof (the "Employment Period"), unless this Agreement is earlier terminated pursuant to Section 9 below.

         3. Terms of Employment. (a) Position and Duties. During the Employment Period, and excluding any periods of vacation and leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic, charitable, title insurance industry association or professional association boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary of Two Hundred Thousand Dollars ($200,000.00) (the "Annual Base Salary"), which shall be paid in equal installments on a semi-monthly basis. The Annual Base Salary shall be reviewed at least annually and may be increased at any time and from time to time, but in no event shall the Annual Base Salary be reduced. The Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to the Annual Base Salary as so increased.

                           (ii)  Annual  Bonus.  In  addition to the Annual Base
Salary, the Executive shall be entitled to an annual bonus (the "Annual Bonus") as established by the Compensation Committee of the Board (the "Compensation Committee"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus pursuant to a Company deferral plan. In the event that this Agreement is terminated prior to the close of the Employment Period pursuant to either Section 4 or 10 below, the Compensation Committee, in its sole discretion following a review of all relevant factors, may award the Executive a pro-rata portion of the Annual Bonus measured to the date of termination for any partial year completed, or the entire Annual Bonus if Executive terminates as of the close of the fiscal year.

                           (iii) Annual Stock Options. The Executive may receive
annual  stock  options  as  provided  at  the  discretion  of  the  Compensation
Committee.

                           (iv) Incentive,  Savings and Retirement Plans. During
the Employment Period, the Executive shall be entitled to participate in all incentive (including, without limitation, stock incentive), savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies. For all purposes of this Agreement, the term "peer executives" means the most senior executives of the Company.

                           (v)  Welfare  Benefit  Plans.  During the  Employment
Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies.

                           (vi) Supplemental Pension Plan. During the Employment
Period, the Executive shall be entitled to participate in the Lawyers Title Insurance Corporation 1995 Benefit Restoration Plan, as such plan may be amended from time to time, to the extent applicable generally to other peer executives of the Company and its affiliated companies.

                           (vii)  Expenses.  During the Employment  Period,  the
Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the policies in effect generally at any time with respect to other peer executives of the Company and its affiliated companies.

                           (viii) Fringe Benefits. During the Employment Period,
the Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect generally at any time with respect to other peer executives of the Company and its affiliated companies.

                           (ix) Office and Support Staff.  During the Employment
Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance as provided generally at any time to other peer executives of the Company and its affiliated companies.

                           (x)  Deferred  Compensation.  During  the  Employment
Period, the Executive shall be entitled to deferred compensation benefits in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect generally at any time with respect to other peer executives of the Company and its affiliated companies.

                           (xi)  Vacation.  During the  Employment  Period,  the
Executive shall be entitled to a minimum of four weeks paid vacation in accordance with the plans, policies, programs and practices of the Company and its affiliated companies as in effect generally at any time with respect to other peer executives of the Company and its affiliated companies.

                           (xii) Financial,  Tax and Estate Planning  Allowance.
The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive for the purpose of personal financial, tax and estate planning, up to a maximum amount of five thousand dollars ($5,000.00) for the Employment Period, in accordance with the policies in effect generally at any time with respect to other peer executives of the Company and its affiliated companies.

         4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive, as defined in the Company's long-term disability plan, has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 10(b) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

                  (b)  Cause.   The  Company  may  terminate   the   Executive's
employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) a material breach by the Executive of the Executive's obligations under Section 3(a) (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach or (ii) the conviction of the Executive of a felony involving moral turpitude.

                  (c) Good Reason. The Executive's employment may be terminated during the Employment Period by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                           (i) the  assignment  to the  Executive  of any duties
inconsistent generally with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (ii) any failure by the Company to comply with any of
the provisions of Section 3(b), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (iii) any purported termination by the Company of the
Executive's  employment otherwise than as expressly permitted by this Agreement;
or

                           (iv) any  failure by the  Company to comply  with and
satisfy Section 8(c), provided that such successor has received at least ten days prior written notice from the Company or the Executive of the requirements of Section 8(c).

For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

                  (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         5. Obligations of the Company upon Termination. (a) Good Reason; Other than for Cause or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

                           (i) All stock  options  held by the  Executive on the
Date of Termination shall vest and be immediately exerciseable.

                           (ii) This Agreement shall terminate and the Executive
shall receive, until the end of the initial employment term, (i) his Annual Base Salary; plus (ii) one-half (1/2) of the sum of the highest Annual Bonus paid for any two (2) fiscal years in the five (5) fiscal years immediately preceding that year in which the Date of Termination occurs.

                  (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate and the Executive shall receive, until the end of the initial employment term, (i) his Annual Base Salary; plus (ii) one-half (1/2) of the sum of the highest Annual Bonus paid for any two (2) fiscal years in the five (5) fiscal years immediately preceding that year in which the Date of Termination occurs.

                  (c) Cause; Other than for Good Reason or Death. If the Executive terminates employment during the Employment Period, excluding a termination for Good Reason, or if the Executive's employment shall be terminated for Cause or by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive his Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive and vested on the Date of Termination.

         6. Nonexclusivity of Rights. Except as provided in Section 5, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         7.       Restrictive Covenants.

                  (a) Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or except as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

                  (b) Ownership of Information. The Executive acknowledges and agrees that all memoranda, notes, reports, records and other documents made or compiled by the Executive, or made available to the Executive during the term of his employment concerning the business of the Company or any of its affiliated companies, shall be the Company's property and shall be delivered to the Company upon the termination of the Executive's employment hereunder or at any other time upon request by the Board.

                  (c) Non-Competition. The Executive agrees that, for so long as he is employed by the Company and for six (6) months after the termination of the Executive's employment with the Company, he will not, without the prior written consent of the Company, directly or indirectly, engage in or have an interest in (as owner, partner, shareholder, employee, director, officer, consultant or otherwise), with or without compensation, any business which is in competition with the lines of business actually being conducted by the Company during the term of employment or on the date that the employment terminates. Nothing herein, however, will prohibit the Executive from acquiring or holding not more than five percent (5%) of any class of publicly traded securities of any such business, provided that such securities entitle the Executive to no more than five percent (5%) of the total outstanding votes entitled to be cast by security-holders of such business in matters in which such security-holders are entitled to vote.

                  (d) Non-Interference. (i) The Executive agrees and covenants that, for a period of six (6) months after the Date of Termination of this Agreement, the Executive shall not, without the prior written approval of the Board, Interfere directly or indirectly in any way with the Company or any of its affiliated companies.

                           (ii)  For  purposes  of this  Agreement,  "Interfere"
shall mean, to solicit, entice, persuade, induce, influence or attempt to influence, directly or indirectly, clients or Prospective Clients, employees, agents or independent contractors of the Company or any of its affiliated companies to restrict, reduce, sever or otherwise alter their relationship with the Company or any of its affiliated companies.

                           (iii) For  purposes of this  Agreement,  "Prospective
Clients" shall mean persons or entities identified by the Company as prospective clients of the Company or any of its affiliated companies within twelve (12) months of the Date of Termination and with whom the Company or such affiliated companies have had contact.

                  (e) Severability and Reduction in Scope of Provisions. The covenants and agreements of the Executive contained in paragraphs (a) through
(d) above are separate and distinct covenants and agreements of the Executive and if any part of any such paragraph is void, invalid or unenforceable, such paragraph shall be severed from this Agreement and shall not affect or impair any other paragraph or the balance of this Agreement, and this Agreement with the void, invalid or unenforceable paragraph stricken herefrom shall remain in full force and effect. Further, the periods and scope of the restrictions set forth in any such paragraph or subparagraph shall be reduced by the minimum amount necessary to reform such paragraph or subparagraph to the maximum level of enforcement permitted to the Company by the law governing this Agreement, if such reform is permitted.

                  (f) Remedy for Breach. The Executive acknowledges that the Company and its affiliated companies or any one of them will be irrevocably damaged if all of the provisions of this Section 7 are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Company may be entitled, any one of the Company or its affiliated companies will be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purpose of restraining the Executive from any actual or threatened breach of this Section 7.

                  (g) Validity of Covenant. The Executive agrees that the covenants contained in this Section 7 are reasonably necessary to protect the legitimate interests of the Company and its affiliated companies, are reasonable with respect to time and territory, and do not interfere with the interests of the public. The Executive further agrees that the descriptions of the covenants contained in this Section 7 are sufficiently accurate and definite to inform the Executive of the scope of the covenants. Finally, the Executive agrees that the consideration provided for in this Agreement is full, fair and adequate to support the Executive's obligations hereunder.

          8. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         9. Termination of Agreement upon a Change of Control. Upon any Change of Control, as that term is defined in that certain Change of Control Employment Agreement, of even date herewith, between the Company and the Executive, the Change of Control Employment Agreement shall become effective and shall apply to the extent its terms are more advantageous to the Executive.

         10. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

 If to the Executive to:                     If to the Company to:

 John M. Carter                              LandAmerica Financial Group, Inc.
 LandAmerica Financial Group, Inc.           101 Gateway Centre Parkway
 101 Gateway Centre Parkway                  Gateway One
 Gateway One                                 Richmond, Virginia  23235-5153
 Richmond, Virginia  23235-5153
                                             Attention: Russell W. Jordan, III,
                                                        Esquire

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(iv), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) In the event of a dispute with respect to any term of this Agreement, either party may elect, by delivering written notice to the other stating the nature of the dispute, to have such dispute settled by arbitration. Within ten (10) days of the delivery of the written notice electing arbitration both parties shall appoint an arbitrator and within ten (10) days thereafter the two arbitrators shall select a third. If a party does not appoint an arbitrator within the ten-day period, such party shall forfeit the right to do so and the matter shall be settled by the sole appointed arbitrator. The arbitrator(s) shall follow the rules of arbitration established by the American Arbitration Association and shall render a decision within ten (10) days of the hearing which shall occur no later than twenty (20) days after the arbitrator(s) is/are appointed. The decision of a majority of the arbitrators, or of the sole arbitrator, as the case may be, shall be binding upon the respective parties to the arbitration hearing, their heirs, legal representatives, assigns and successors. Each party shall pay the fees and expenses of their chosen arbitrator, and shall pay one-half of the fees and expenses of the third arbitrator. If only one arbitrator is appointed each party shall pay one-half of his or her fees and expenses. Judgment upon any award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

Landamerica financial group, inc.   EXECUTIVE



By:      /s/ Charles H. Foster, Jr.                    /s/ John M. Carter
   -----------------------------------------          -----------------------
Title:  Chairman and Chief Executive Officer               John M. Carter